EXHIBIT 99.1

PRESS RELEASE

SATCON REPORTS FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

Boston, Massachusetts — March 4, 2010 - Satcon Technology Corporation (NASDAQ CM:SATC), a leading provider of utility scale power solutions for the renewable energy market, today announced its results for the fourth quarter and full year ended December 31, 2009.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share data)	2009	2008	2009	2008

Revenue	$21.5	$17.3	$52.5	$54.3

Gross Margin	$2.8	$4.4	$3.2	$8.5

Operating Loss from Continuing Operations	$(4.1)	$(1.8)	$(23.6)	$(12.5)

Net Loss Attributable to Common Shareholders	$(7.4)	$(1.0)	$(35.0)	$(17.4)

Net Loss Attributable to Common Shareholders per weighted average share, basic and diluted	$(0.11)	$(0.02)	$(0.57)	$(0.31)

“We are very pleased with our performance in the fourth quarter of 2009, which marked the strongest period for sales of our renewable energy solutions in Satcon’s history,” said Steve Rhoades, Satcon President and CEO.  “We remained on track with our 2009 strategic plan to expand into Europe and Asia, which allowed Satcon to gain global market share while maintaining our dominant position in the North American solar market.”

In Q4, gross margin improved to 13.2% over 0.5% in the third quarter of 2009 despite the short-term negative impact of one-time freight and duplicate overhead costs associated with transitioning manufacturing to China. The operations plan will be fully implemented by mid 2010, enabling the company to lower material costs and eliminate duplicate overhead, significantly improving gross margin throughout 2010.

During the fourth quarter, the company shipped 354 units of its industry-leading PowerGate® Plus and Prism™ inverter solutions, as well as booked its first orders for its next-generation Solstice™ power conversion platform.  Satcon’s 500kW PowerGate Plus solution continued to be its strongest performing product, shipping 84 units, and representing 100% growth over the fourth quarter of 2008.  Company backlog, which consists of firm fixed purchase orders with its renewable energy customers, represented approximately $32.5 million as of March 4, 2010.

Recent customer wins and company highlights include:

•                  A 38.0 megawatt order from GCL Solar Limited for the company’s 500kW PowerGate Plus inverters to be installed across three separate solar power plants in China with construction complete in the first half of 2010.  This brings the total volume ordered under the newly-announced partnership with GCL to over 60 megawatts.

•                  An 18.0 megawatt order from Canada’s Sky OZZ international to supply 100kW and 250kW 600VAC inverters for 40 solar rooftop projects across Ontario.  This is Satcon’s largest order from the rapidly expanding Canadian solar market, and the first major order received under the province’s Feed-In Tariff program.

•                  A 30.5 megawatt order from European private utility ENERGY 21 and CE Solar to power 15 solar power plants in the Czech Republic as part of the country’s 2010 FIT program.  This is the largest order announced in Europe to date.

•                  A 2.5 megawatt order from EasyPower S.A. for Satcon’s PowerGate Plus 100kW inverters to power 25 installations on the Island of Rhodes, Greece, secured by Satcon’s exclusive distributor in Greece, Survey Digital.

•                  The first shipments for Solstice, Satcon’s next-generation power conversion solution, which focuses on improving total system performance, reducing overall balance of system costs and operation costs, and increasing system controllability, safety and uptime.

•                  The sale of the company’s Applied Technology division to streamline Satcon’s operational focus on the continued growth of its core commercial and utility-scale renewable energy solutions business.  Satcon’s financial results have been adjusted to exclude the Applied Technology division.

“Our solid backlog and pipeline in the early part of this year are indicative of a strong 2010 for Satcon,” said Rhoades. “Our dedication to product innovation and expanding our global capacity, coupled with efforts to lower our overall manufacturing costs, position us well for growth and profitability during the year.”

“For the first quarter of 2010, we are introducing top-line guidance of $14 to $16 million.  Despite expecting lower sequential results over Q4 due to typical seasonality in the industry, we anticipate Q1 sales of our PV inverter solutions to double over the same period last year.  Gross margin will also continue to improve over 2009 levels as we increase sales volumes and transition our manufacturing to our lower-cost facility in China,” concluded Rhoades.

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, March 4, 2010 at 5:00 p.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility scale power solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.

For over 24 years, Satcon has designed and delivered the next generation of efficient energy systems for solar photovoltaic, stationary fuel cells, wind-turbines, and energy storage systems.  To learn more about Satcon, please visit www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Investor Relations

Satcon Technology Corporation

(617) 897-2400

leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$13,369,208	$9,957,716
Restricted cash and cash equivalents	34,000	84,000
Accounts receivable, net of allowance of $196,909 and $168,219 at December 31, 2009 and 2008, respectively	17,577,640	11,471,671
Unbilled contract costs and fees	202,228	398,707
Inventory	11,898,571	11,457,532
Prepaid expenses and other current assets	717,535	1,040,441
Current assets of discontinued operations	35,004	—
Total current assets	$43,834,186	$34,410,067
Property and equipment, net	4,633,926	1,844,279
Non-current assets of discontinued operations	224,227	642,929
Total assets	$48,692,339	$36,897,275

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$3,000,000	$3,000,000
Accounts payable	20,751,975	8,588,313
Accrued payroll and payroll related expenses	2,235,349	1,951,606
Other accrued expenses	2,710,568	2,825,255
Accrued contract loss	—	1,131,370
Accrued restructuring costs	38,034	602,782
Deferred revenue	451,008	4,214,389
Current liabilities of discontinued operations	117,702	91,180
Total current liabilities	$29,304,636	$22,404,895

Warrant liability	$4,976,774	$2,407,438
Deferred revenue, net of current portion	5,531,413	2,512,794
Redeemable convertible Series B preferred stock (75 and 290 shares issued and outstanding at December 31, 2009 and 2008, respectively; face value $5,000 per share; liquidation preference $375,000 and $1,450,000, respectively)	375,000	1,450,000
Other long-term liabilities	280,472	58,282
Total liabilities	$40,468,295	$28,833,409
Commitments and contingencies
Redeemable convertible Series C preferred stock (25,000 shares issued and outstanding at December 31, 2009 and 2008, face value $1,000 per share, liquidation preference $27,600,000 and 26,350,000 at December 31, 2009 and 2008 respectively)	$22,257,423	$17,248,593

Stockholders’ deficit:
Common stock; $0.01 par value, 200,000,000 shares authorized; 70,567,781and 51,479,822 shares issued and outstanding at December 31, 2009 and 2008, respectively	$705,678	$514,798
Additional paid-in capital	218,599,384	182,222,762
Accumulated deficit	(231,656,734)	(189,962,435)
Accumulated other comprehensive loss	(1,681,707)	(1,959,852)
Total stockholders’ deficit	$(14,033,379)	$(9,184,727)
Total liabilities and stockholders’ deficit	$48,692,339	$36,897,275

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
Revenue:
Product revenue	$52,535,633	$54,293,334	$33,032,641
Total revenue	$52,535,633	$54,293,334	$33,032,641
Cost of revenue:
Cost of product revenue	$49,334,132	$45,818,090	$33,455,956
Total cost of revenue	$49,334,132	$45,818,090	$33,455,956
Gross margin	$3,201,501	$8,475,244	$(423,315)
Operating expenses:
Research and development	$8,411,469	$5,061,472	$2,256,088
Selling, general and administrative	18,169,124	14,574,713	7,980,955
Restructuring charges	260,685	1,307,452	—
Total operating expenses from continuing operations	$26,841,278	$20,943,637	$10,237,043
Operating loss from continuing operations	$(23,639,777)	$(12,468,393)	$(10,660,358)
Change in fair value of notes and warrants	(5,721,580)	264,628	(2,252,264)
Other (expense) income, net	(286,678)	707,450	(545,895)
Interest income	8,972	216,238	280,392
Interest expense	(323,995)	(329,459)	(3,787,380)
Net loss from continuing operations	$(29,963,058)	$(11,609,536)	$(16,965,505)
Income (loss) from discontinued operations, net	$91,677	$(1,869,327)	$(800,272)
Gain on sale of discontinued operations, net	—	274,043	—
Net loss	$(29,871,381)	$(13,204,820)	$(17,765,777)
Deemed dividend and accretion on Series C preferred stock	$(3,694,550)	$(2,974,502)	$(11,947,881)
Dividend on Series C preferred stock	(1,396,280)	(1,250,000)	(100,000)
Net loss attributable to common stockholders	$(34,962,211)	$(17,429,322)	$(29,813,658)

Net loss per weighted average share, basic and diluted:
From loss on continuing operations attributable to common stockholders	$(0.57)	$(0.31)	$(0.64)
From income (loss) on discontinued operations	—	$(0.04)	$(0.02)
From gain on sale of discontinued operations	—	$0.01	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.57)	$(0.34)	$(0.66)
Weighted average number of common shares, basic and diluted	61,727,000	50,684,564	45,433,539